Exhibit 99.1

Contact: Liz Sharp, VP Investor Relations

Smith & Wesson Holding Corp.

(413) 747-3304

lsharp@smith-wesson.com

Smith & Wesson Holding Corporation Reports

Second Quarter Fiscal 2015 Financial Results

SPRINGFIELD, Mass., December 4, 2014 -- Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC), a leader in firearm manufacturing and design, today announced financial results for the fiscal 2015 second quarter ended October 31, 2014.

Second Quarter Fiscal 2015 Financial Highlights

•	Net sales for the second quarter were $108.4 million, a decrease of 22.1% from net sales of $139.3 million for the second quarter last year. The expected decrease was a result of lower consumer demand and competitors’ excess inventory at distributor and retailer locations, which followed an earlier surge period when consumers purchased firearms in anticipation of possible additional restrictive regulations. Sales of long guns, primarily modern sporting rifles, were most heavily impacted, declining 50.3% compared with the comparable quarter last year, while handgun sales declined 15.0% -- a smaller decline because of continued strong sales of small concealed carry polymer pistols and revolvers.

•	Gross profit margin for the second quarter was 32.1% compared with gross profit margin of 41.6% for the second quarter last year. The decline was a result of lower sales volumes, particularly lower sales of higher margin products, and the resulting decrease in fixed-cost absorption as well as unfavorable spending relative to sales volumes.

•	Operating expenses for the second quarter were $24.0 million, or 22.1% of net sales, compared with operating expenses of $29.2 million, or 20.9% of net sales, for the second quarter last year. The decrease in operating expense dollars was primarily because of reduced expenses relating to incentive compensation and the new enterprise resource planning system implemented in the prior year.

•	Operating income for the second quarter was 10.0% of net sales compared with 20.7% of net sales for the second quarter last year.

•	Income from continuing operations for the second quarter was $5.1 million, or $0.09 per diluted share, compared with $17.1 million, or $0.28 per diluted share, for the second quarter last year.

•	Non-GAAP Adjusted EBITDAS from continuing operations for the second quarter was $18.8 million compared with $36.9 million for the second quarter last year.

•	A cash reduction for the second quarter of $19.1 million was driven primarily by operating cash outflow of $14.2 million and capital spending of $6.6 million.

James Debney, Smith & Wesson Holding Corporation President and Chief Executive Officer, stated, “Results for the second quarter met our expectations as we continued to navigate the consumer firearm market as it returns to a more normalized environment. We again expanded our line of M&P® firearms by adding four new competition-ready pistol models with the launch of our M&P Performance Center® Ported series. These new models offer discerning customers new choices and premium features. Our broad product offerings remain popular with consumers and our internal data indicates that we remained the market leader in both the handgun and the modern sporting rifle categories. We think the strong consumer preference for our products helped lower Smith & Wesson inventory in our distribution channel by more than 18% in the second quarter. We are extremely pleased with that reduction and, in fact, believe that we have the lowest inventory in the channel of any major firearm manufacturer. Unfortunately, we expect that the excess channel inventory of other manufacturers’ products will continue to reduce the open-to-buy for distributors and retailers for our next quarter.”

Debney continued, “Despite the persistent short-term headwinds, our long-term strategy remains focused on growth, both organic and inorganic, within our core firearm business. After the close of the second quarter, we made two announcements in support of our strategy. First, we have partnered with General Dynamics Ordnance and Tactical Systems to pursue replacement of the U.S. Army’s standard sidearm with our M&P polymer pistol. Second, we signed an agreement to acquire Battenfeld Technologies, Inc. (BTI), a leading provider of hunting and shooting accessories. This accretive acquisition represents an acceleration of our stated objective to expand our firearm accessories business. BTI is a profitable company with a history of strong organic growth and can serve as a broad platform for the expansion of our combined firearm accessories businesses. Given the solid management team and infrastructure in place at BTI, we believe a focused effort on organic and inorganic growth in the highly fragmented accessories market could deliver long-term double digit compounded annual growth in that segment.”

Jeffrey D. Buchanan, Smith & Wesson Holding Corporation Executive Vice President and Chief Financial Officer, stated, “The strength and flexibility we have built into our balance sheet in the last two years has allowed us to make strategic and financial investments in our company, such as buying back $165 million of our common stock, spending $24 million to vertically integrate by acquiring the assets of our primary injection molding supplier, and now, in connection with the planned acquisition of BTI, investing $130.5 million to establish a broad platform for accretive growth in related firearm markets with high-margin products.”

Financial Outlook

For the third quarter of fiscal 2015, excluding the impact of the BTI acquisition, the company expects net sales to be between $113.0 million and $118.0 million and GAAP earnings per diluted share from continuing operations of between $0.09 and $0.11. If the BTI transaction is finalized in mid-December as planned, earnings per diluted share for the fiscal third quarter would decrease by approximately $0.05 as the company would be required to fully amortize backlog in that short period and pay expenses related to the transaction.

For full fiscal 2015, excluding the impact of the BTI acquisition, the company expects net sales to be between $504.0 million and $508.0 million and GAAP earnings per diluted share from continuing operations of between $0.66 and $0.70. If the BTI transaction is finalized in mid-December as planned, net sales for the full year would increase by between $13.0 million and $16.0 million and earnings per diluted share would decrease by approximately $0.05.

Conference Call and Webcast

The company will host a conference call and webcast today, December 4, 2014, to discuss its second quarter fiscal 2015 financial and operational results. Speakers on the conference call will include James Debney, President and Chief Executive Officer, and Jeffrey D. Buchanan, Executive Vice President and Chief Financial Officer. The conference call may include forward-looking statements. The conference call and webcast will begin at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time). Those interested in listening to the call via telephone may call directly at (857) 244-7308 and reference conference code 44133134. No RSVP is necessary. The conference call audio webcast can also be accessed live and for replay on the company’s website at www.smith-wesson.com, under the Investor Relations section. The company will maintain an audio replay of this conference call on its website for a period of time after the call. No other audio replay will be available.

Reconciliation of U.S. GAAP to Non-GAAP Financial Measures

In this press release, certain non-GAAP financial measures, including “Adjusted EBITDAS,” are presented. From time-to-time, the company considers and uses Adjusted EBITDAS as a supplemental measure of operating performance in order to provide the reader with an improved understanding of underlying performance trends. Adjusted EBITDAS excludes the effects of interest expense, income taxes, depreciation of tangible fixed assets, amortization of intangible assets, stock-based compensation expense, and DOJ and SEC costs. See the attached “Reconciliation of GAAP Income from Operations to Adjusted EBITDAS” for a detailed explanation of the amounts excluded from and included in net income to arrive at Adjusted EBITDAS for the three-month and six-month periods ended October 31, 2014 and 2013.

Adjusted or non-GAAP financial measures provide investors and the company with supplemental measures of operating performance and trends that facilitate comparisons between periods before,

during, and after certain items that would not otherwise be apparent on a GAAP basis. Adjusted financial measures are not, and should not be viewed as, a substitute for GAAP results. The company’s definition of these adjusted financial measures may differ from similarly named measures used by others.

About Smith & Wesson

Smith & Wesson Holding Corporation (NASDAQ Global Select: SWHC) is a U.S.-based leader in firearm manufacturing and design, delivering a broad portfolio of quality firearms, related products, and training to the global military, law enforcement, and consumer markets. The company’s brands include Smith & Wesson®, M&P®, and Thompson/Center Arms™. Smith & Wesson facilities are located in Massachusetts, Maine, and Connecticut. For more information on Smith & Wesson, call (800) 331-0852 or log on to www.smith-wesson.com.

Safe Harbor Statement

Certain statements contained in this press release may be deemed to be forward-looking statements under federal securities laws, and we intend that such forward-looking statements be subject to the safe-harbor created thereby. Such forward-looking statements include our belief that the consumer firearm market is returning to a more normalized environment; our belief that our new M&P Performance Center Ported series pistol models will offer discerning customers new choices and premium features; our belief that our broad product offerings remain popular with consumers; our belief that we remained the market leader in both the handgun and the modern sporting rifle categories; our belief there is a strong consumer preference for our products; our belief regarding inventory levels in our distribution channel and its impact on our business; our determination to focus on a long-term strategy to remain focused on growth, both organic and inorganic, within our core firearm business despite short-term headwinds; our assessment of the timing and completion of our acquisition of BTI and our belief that BTI can serve as a broad platform for the expansion of our combined firearm accessories business; our belief that a focused effort on organic and inorganic growth in the accessories market could deliver long-term double digit compounded annual growth in that segment; our belief that BTI offers a broad platform for accretive growth; our expectations for net sales and GAAP earnings per diluted share from continuing operations for the third quarter of fiscal 2015 as well as net sales and GAAP earnings per diluted share from continuing operations for fiscal 2015; and our expectations regarding the impact of the BTI transaction on earnings per diluted share for the fiscal 2015 third quarter and full year as well as net sales for fiscal 2015. We caution that these statements are qualified by important factors that could cause actual results to differ materially from those reflected by such forward-looking statements. Such factors include the demand for our products; the costs and ultimate conclusion of certain legal matters; the state of the U.S. economy in general and the firearm industry in particular; general economic conditions and consumer spending patterns; the potential for increased regulation of firearms and firearm-related products; speculation surrounding fears of terrorism and crime; our growth opportunities; our anticipated growth; our ability to increase demand for our products in various markets, including consumer, law enforcement, and military channels, domestically and internationally; the position of our hunting products in the consumer discretionary marketplace and distribution channel; our penetration rates in new and existing markets; our strategies; our ability to introduce new products; the success of new products; our ability to expand our markets; our ability to integrate the assets we acquired from our principal injection molding supplier in a successful manner; the success of our partnership with General Dynamics Ordnance and Tactical Systems; the consummation of our proposed acquisition of BTI and the general growth of our firearm accessories business; difficulties in the integration of BTI with our company; the potential loss of key personnel, customers, or suppliers following the acquisition of BTI; the potential for cancellation of orders from our backlog; and other risks detailed from time to time in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended April 30, 2014.

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

	For the Three Months Ended:		For the Six Months Ended
	October 31, 2014	October 31, 2013	October 31, 2014	October 31, 2013
	(In thousands, except per share data)
Net sales	$108,446	$139,294	$240,315	$310,314
Cost of sales	73,606	81,357	156,357	179,604

Gross profit	34,840	57,937	83,958	130,710

Operating expenses:
Research and development	1,473	1,305	2,929	2,664
Selling and marketing	8,850	7,681	16,797	15,229
General and administrative	13,682	20,177	27,627	36,029

Total operating expenses	24,005	29,163	47,353	53,922

Operating income	10,835	28,774	36,605	76,788

Other (expense)/income:
Other (expense)/income, net	(11)	36	(17)	41
Interest income	20	8	44	110
Interest expense	(2,914)	(2,046)	(4,898)	(8,719)

Total other (expense)/income, net	(2,905)	(2,002)	(4,871)	(8,568)

Income from continuing operations before income taxes	7,930	26,772	31,734	68,220
Income tax expense	2,839	9,627	12,026	24,549

Income from continuing operations	5,091	17,145	19,708	43,671
Discontinued operations:
Loss from operations of discontinued security solutions division	(61)	(222)	(156)	(274)
Income tax benefit	(20)	(64)	(54)	(66)

Loss from discontinued operations	(41)	(158)	(102)	(208)

Net income	$5,050	$16,987	$19,606	$43,463

Net income per share:
Basic - continuing operations	$0.10	$0.29	$0.36	$0.71

Basic - total	$0.09	$0.28	$0.36	$0.70

Diluted - continuing operations	$0.09	$0.28	$0.36	$0.69

Diluted - total	$0.09	$0.28	$0.35	$0.68

Weighted average number of common shares outstanding:
Basic	53,545	59,620	54,188	61,931
Diluted	54,651	60,984	55,435	63,751

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	As of:
	October 31, 2014	April 30, 2014
	(In thousands, except par value and share data)
ASSETS
Current assets:
Cash and cash equivalents	$64,373	$68,860
Accounts receivable, net of allowance for doubtful accounts of $947 on October 31, 2014 and $844 on April 30, 2014	51,411	55,890
Inventories	99,243	86,742
Prepaid expenses and other current assets	8,744	5,958
Deferred income taxes	16,917	17,094
Income tax receivable	4,230	4,627

Total current assets	244,918	239,171

Property, plant, and equipment, net	134,027	120,440
Intangibles, net	3,891	3,425
Goodwill	14,110	—
Other assets	19,043	18,467

	$415,989	$381,503

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$23,852	$37,688
Accrued expenses	15,112	16,051
Accrued payroll	7,165	15,816
Accrued taxes other than income	4,371	5,359
Accrued profit sharing	2,500	11,060
Accrued product/municipal liability	965	1,056
Accrued warranty	5,054	5,513

Total current liabilities	59,019	92,543

Deferred income taxes	11,241	11,418

Notes payable	175,000	100,000

Other non-current liabilities	11,017	10,719

Total liabilities	256,277	214,680

Commitments and contingencies
Stockholders’ equity:
Preferred stock, $.001 par value, 20,000,000 shares authorized, no shares issued or outstanding	—	—
Common stock, $.001 par value, 100,000,000 shares authorized, 69,264,706 shares issued and 53,702,084 shares outstanding on October 31, 2014 and 68,809,986 shares issued and 55,352,679 shares outstanding on April 30, 2014	69	69
Additional paid-in capital	214,548	211,225
Retained earnings	117,345	97,739
Accumulated other comprehensive income	73	73
Treasury stock, at cost (15,562,622 common shares on October 31, 2014 and 13,457,307 common shares on April 30, 2014)	(172,323)	(142,283)

Total stockholders’ equity	159,712	166,823

	$415,989	$381,503

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Six Months Ended
	October 31, 2014	October 31, 2013
	(In thousands)
Cash flows from operating activities:
Net income	$19,606	$43,463
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization and depreciation	12,983	11,152
(Gain)/loss on sale/disposition of assets	(86)	77
Provisions for losses on accounts receivable	230	33
Stock-based compensation expense	2,801	4,774
Changes in operating assets and liabilities:
Accounts receivable	6,873	(22,466)
Inventories	(9,622)	(13,263)
Prepaid expenses and other current assets	(2,786)	(1,836)
Income tax receivable/(payable)	397	(6,099)
Accounts payable	(14,206)	14,602
Accrued payroll	(9,012)	(1,587)
Accrued taxes other than income	(988)	1,153
Accrued profit sharing	(8,560)	(4,313)
Accrued expenses	(967)	(373)
Accrued product/municipal liability	(91)	(57)
Accrued warranty	(459)	(166)
Other assets	(137)	(781)
Other non-current liabilities	596	(330)

Net cash (used in)/provided by operating activities	(3,428)	23,983

Cash flows from investing activities:
Payments for the net assets of Tri Town Precision Plastics, Inc.	(24,095)	—
Refunds of deposits for machinery and equipment	1,204	—
Receipts from note receivable	40	38
Payments to acquire patents and software	(84)	(81)
Proceeds from sale of property and equipment	225	15
Payments to acquire property and equipment	(21,200)	(26,075)

Net cash used in investing activities	(43,910)	(26,103)

Cash flows from financing activities:
Proceeds from loans and notes payable	75,000	101,583
Cash paid for debt issue costs	(2,333)	(3,770)
Payments on capital lease obligation	(298)	(349)
Payments on loans and notes payable	—	(44,354)
Payments to acquire treasury stock	(30,040)	(100,848)
Proceeds from exercise of options to acquire common stock, including employee stock purchase plan	1,432	1,689
Payroll taxes paid as a result of restricted stock unit withholdings	(1,107)	(791)
Excess tax benefit of stock-based compensation	197	1,395

Net cash provided by/(used in) financing activities	42,851	(45,445)

Net decrease in cash and cash equivalents	(4,487)	(47,565)
Cash and cash equivalents, beginning of period	68,860	100,487

Cash and cash equivalents, end of period	$64,373	$52,922

Supplemental disclosure of cash flow information
Cash paid for:
Interest	$3,106	$4,600
Income taxes	11,682	29,157

SMITH & WESSON HOLDING CORPORATION AND SUBSIDIARIES

RECONCILIATION OF GAAP INCOME FROM OPERATIONS TO ADJUSTED EBITDAS (Unaudited)

	For the Three Months Ended October 31, 2014:			For the Three Months Ended October 31, 2013:
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Income/(loss) from operations	$5,091	$(41)	$5,050	$17,145	$(158)	$16,987
Interest expense	2,914	—	2,914	2,046	—	2,046
Income tax expense/(benefit)	2,839	(20)	2,819	9,627	(64)	9,563
Depreciation and amortization	6,485	—	6,485	4,985	—	4,985
Stock compensation expense	1,220	—	1,220	2,573	—	2,573
DOJ/SEC costs	258	—	258	474	—	474

Adjusted EBITDAS	$18,807	$(61)	$18,746	$36,850	$(222)	$36,628

	For the Six Months Ended October 31, 2014:			For the Six Months Ended October 31, 2013:
	Continuing	Discontinued	Total	Continuing	Discontinued	Total
Income/(loss) from operations	$19,708	$(102)	$19,606	$43,671	$(208)	$43,463
Interest expense	4,898	—	4,898	8,719	—	8,719
Income tax expense/(benefit)	12,026	(54)	11,972	24,549	(66)	24,483
Depreciation and amortization	12,324	—	12,324	9,688	—	9,688
Stock compensation expense	2,801	—	2,801	4,774	—	4,774
DOJ/SEC costs	689	—	689	682	—	682

Adjusted EBITDAS	$52,446	$(156)	$52,290	$92,083	$(274)	$91,809